                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT

THIS AGREEMENT is between American Skandia Investment Services, Incorporated (the "Investment Manager") and INVESCO Funds
Group, Inc. (the "Sub-Adviser").

                                                    W I T N E S S E T H

WHEREAS,  American  Skandia  Advisor  Funds,  Inc. (the  "Company") is a Maryland  corporation  organized  with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of
1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the  Board of  Directors  of the  Company  (the  "Directors")  have  engaged  the  Investment  Manager  to act as investment  manager for the ASAF INVESCO  Capital Income Fund (the "Fund"),  one series of the Company,  under the terms of a  management  agreement, dated September 28, 2002, with the Company (the  "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.  Investment  Services.  The  Sub-Adviser  will  formulate  and  implement a continuous  investment  program for the Fund conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the Registration
Statement  of the Company as in effect from time to time (the  "Registration  Statement"),  the  Agreement  and Articles of
Incorporation  and  By-laws  of  the  Company,  and  any  investment  guidelines  or  other  instructions  received  by the
Sub-Adviser  in writing from the  Investment  Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective  with  respect  to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  appropriate officers and  employees of the  Sub-Adviser  will be available  to consult  with the  Investment  Manager,  the Company and
Directors at reasonable times and upon reasonable  notice concerning the business of the Company,  including  valuations of securities  which are not  registered  for public sale,  not traded on any  securities  market or  otherwise  may be deemed illiquid for purposes of the ICA;  provided it is understood  that the  Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject  to  the  supervision  and  control  of  the  Investment  Manager,   which  in  turn  is  subject  to  the
supervision  and  control  of  the  Directors,  the  Sub-Adviser  in  its  discretion  will  determine  which  issuers  and securities  will be  purchased,  held,  sold or  exchanged by the Fund or otherwise  represented  in the Fund's  investment
Fund from time to time and,  subject to the  provisions  of  paragraph  3 of this  Agreement,  will place  orders  with and give  instructions to brokers,  dealers and others for all such  transactions  and cause such  transactions to be executed.
Custody of the Fund will be maintained by a custodian  bank (the  "Custodian")  and the  Investment  Manager will authorize the  Custodian  to  honor  orders  and  instructions  by  employees  of  the  Sub-Adviser  designated  by  the  Sub-Adviser
to  settle   transactions   in  respect  of  the  Fund.  No  assets  may  be  withdrawn   from  the  Fund  other  than  for
settlement of  transactions  on behalf of the Fund except upon the written  authorization  of  appropriate  officers of the
Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The   Sub-Adviser   will   not  be   responsible   for   the   provision   of   administrative,   bookkeeping   or
accounting  services to the Fund except as  specifically  provided  herein,  as required by the ICA or the  Advisers Act or as may be  necessary  for the  Sub-Adviser  to  supply  to the  Investment  Manager,  the Fund or the  Fund's  shareholders the  information  required to be provided by the  Sub-Adviser  hereunder.  Any records  maintained  hereunder  shall be the property of the Fund and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable  the  Fund to  conform  to the  requirements  of:  (i) the ICA and  the  regulations  promulgated  thereunder;  (ii)
Subchapter  M  of  the  Internal  Revenue  Code  and  the  regulations  promulgated  thereunder;   (iii)  other  applicable
provisions  of state or federal law;  (iv) the  Agreement  and Articles of  Incorporation  and By-laws of the Company;  (v)
policies and
determinations   of  the  Company  and  the  Investment   Manager  provided  to  the  Sub-Adviser  in  writing;   (vi)  the
fundamental  and  non-fundamental  investment  policies  and  restrictions  applicable  to  the  Fund,  as  set  out in the
Registration   Statement  in  effect,  or  as  such  investment  policies  and  restrictions  from  time  to  time  may  be amended  by the  Fund's  shareholders  or the  Directors  and  communicated  to  the  Sub-Adviser  in  writing;  (vii)  the
Registration  Statement;  and (viii) investment  guidelines or other  instructions  received in writing from the Investment
Manager.  Notwithstanding  the  foregoing,  the  Sub-Adviser  shall  have no  responsibility  to  monitor  compliance  with limitations  or  restrictions  for which  information  from the  Investment  Manager or its  authorized  agents is required to  enable  the  Sub-Adviser  to  monitor  compliance  with  such  limitations  or  restrictions  unless  such  information is  provided  to  the  Sub-adviser  in  writing.  The  Sub-Adviser  shall  supervise  and  monitor  the  activities  of its
representatives,   personnel  and  agents  in connection with the investment program of the Fund.

         Nothing in this  Agreement  shall be implied to prevent the Investment  Manager from engaging  other  sub-advisers to provide  investment  advice and other  services to the Fund or to series of the Company for which the  Sub-Adviser  does not provide such  services,  or to prevent the Investment  Manager from  providing such services  itself in relation to the
Fund or such other series.

         The  Sub-Adviser  shall be responsible  for the  preparation  and filing of Schedule 13-G and Form 13-F reflecting the Fund's  securities  holdings.  The  Sub-Adviser  shall not be  responsible  for the  preparation or filing of any other reports  required of the Fund by any  governmental  or  regulatory  agency, except as expressly agreed to in writing.

2.  Investment  Advisory   Facilities.   The  Sub-Adviser,   at  its  expense,   will  furnish  all  necessary   investment
facilities,  including salaries of personnel, required for it to execute its duties hereunder.

3.  Execution of Fund  Transactions.  In connection  with the investment  and  reinvestment  of the assets of the Fund, the
Sub-Adviser is responsible  for the selection of  broker-dealers  to execute  purchase and sale  transactions  for the Fund in  conformity  with the policy  regarding  brokerage as set forth in the  Registration  Statement or as the  Directors may
determine from time to time, as well as the  negotiation  of brokerage  commission  rates with such executing
broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing  Fund  investment  transactions  with broker-dealers for execution will be to obtain,  and maintain the  availability of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and  the  value  of the  expected  contribution  of the  broker-dealer  to the  investment  performance  of the  Fund  on a continuing  basis.  Subject to such policies and  procedures as the Directors may  determine,  the  Sub-Adviser  shall have discretion to effect investment  transactions for the Fund through  broker-dealers  (including,  to the extent  permissible under  applicable  law,  broker-dealers  affiliated  with the  Sub-Adviser)  qualified  to obtain  best  execution  of such transactions  who provide  brokerage  and/or  research  services,  as such  services  are  defined in section  28(e) of the
Securities  Exchange  Act of 1934,  as  amended  (the  "1934  Act"),  and to cause the Fund to pay any such  broker-dealers an amount of commission
for  effecting  a  Fund  investment  transaction  in  excess  of the  amount  of  commission  another  broker-dealer  would have  charged  for  effecting  that transaction,  if the  Sub-Adviser  determines  in good faith that such amount of
commission  is  reasonable   in  relation  to  the  value  of  the  brokerage  or  research   services   provided  by  such
broker-dealer,   viewed  in  terms  of  either  that  particular  investment   transaction  or  the  Sub-Adviser's  overall
responsibilities
with  respect  to the Fund and  other  accounts  as to which  the  Sub-Adviser  exercises  investment  discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation  of orders  placed by the  Sub-Adviser  on behalf of the
Fund to such  broker-dealers  shall  be in  such  amounts  and  proportions  as the  Sub-Adviser  shall  determine  in good faith in  conformity  with its  responsibilities  under  applicable  laws,  rules and  regulations.  The  Sub-Adviser  will submit  reports on such  allocations  to the  Investment  Manager  regularly  as requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties  hereto,  indicating  the  broker-dealers  to whom such  allocations have been made and the basis therefor.

         Subject  to  the  foregoing  provisions  of  this  paragraph  3,  the  Sub-Adviser  may  also  consider  the  sale of interests in the  Fund,  or may consider or follow  recommendations  of the  Investment  Manager  that take such sales  into  account,  as  factors in the  selection  of  broker-dealers  to effect  the  Fund's  investment  transactions.
Notwithstanding the above, nothing shall require the Sub-Adviser to use a broker-dealer  which provides research services
or  to  use  a  particular   broker-dealer  which  the  Investment  Manager  has recommended.

4. Reports by the  Sub-Adviser.  The  Sub-Adviser  shall  furnish the  Investment  Manager  monthly,  quarterly  and annual reports,  in such form as may be mutually agreed to by the parties hereto,  concerning transactions and performance of the
Fund,  including  information  required  in  the  Registration  Statement  or  information  necessary  for  the  Investment
Manager to review the  Fund or discuss the management of it. The Sub-Adviser shall permit the books and records maintained  with  respect  to the Fund to be  inspected  and  audited  by the  Company,  the  Investment  Manager  or their respective agents at all reasonable times during normal  business hours upon  reasonable  notice.  The  Sub-Adviser  shall immediately  notify  both the  Investment  Manager  and the  Company  of any legal  process  served  upon it in  connection with  its  activities  hereunder,  including  any  legal  process  served  upon it on  behalf  of the  Investment  Manager, the
Fund  or  the  Company.   The  Sub-Adviser   shall  promptly   notify  the  Investment   Manager  of  any  changes  in  any
information   regarding  the  Sub-Adviser  or  the  investment   program  for  the  Fund  as  described  in  Section  9  of this Agreement.

5.  Compensation  of the  Sub-Adviser.  The  amount  of the  compensation  to the  Sub-Adviser  is  computed  at an  annual rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net assets of the Fund for each  month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be obligated to pay any expenses of the Investment Manager, the Fund or the Company.  Except as otherwise  specifically provided herein, the Investment Manager, the  Fund  and the Company will not be  obligated  to pay any expenses of the
Sub-Adviser.

6. Delivery of Documents to the  Sub-Adviser.  The  Investment  Manager has furnished the  Sub-Adviser  with true,  correct and complete copies of each of the following documents:

          (a) The Agreement and  Articles of Incorporation,  as in effect on the date hereof;

          (b)      The By-laws of the Company, as in effect on the date hereof;

          (c) The  resolutions  of the  Directors  approving  the  engagement  of the  Sub-Adviser  as Fund  manager of the
Fund and approving the form of this Agreement;

          (d) The  resolutions  of the  Directors  selecting  the  Investment  Manager  as  investment  manager to the Fund and  approving the form of the  Management Agreement;

          (e)      The Management Agreement;

          (f) The Code of Ethics of the Company and of the  Investment  Manager,  as in effect on the date hereof; and

          (g) A list of  companies  the  securities  of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements as to items  (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the  Investment  Manager.  Such  amendments  or  supplements  as to item (g) above will be provided  not later than the end of the
business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably  request in connection with the performance of its duties hereunder.

7. Delivery of Documents to the  Investment  Manager.  The  Sub-Adviser  has furnished  the  Investment  Manager with true, correct and complete copies of each of the following documents:

         (a) The  Sub-Adviser's  Form ADV as filed with the  Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)  Separate  lists of  persons  who the  Sub-Adviser  wishes to have  authorized  to give  written  and/or  oral instructions  to Custodians of Company assets for the Fund; and

         (d) The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's  receipt  thereof.   The  Sub-Adviser  will  provide  additional   information  as  the  Investment  Manager  may
reasonably  request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.  Confidential  Treatment.  The  parties  hereto  understand  that any  information  or  recommendation  supplied  by the
Sub-Adviser in connection  with the  performance of its  obligations  hereunder is to be regarded as  confidential  and for use only by
the  Investment  Manager,  the Company or such persons the  Investment  Manager may designate in connection  with the Fund.
The parties also  understand  that any  information  supplied to the  Sub-Adviser  in connection  with the  performance  of its  obligations  hereunder,  particularly,  but not  limited  to,  any  list of  securities  which  may not be  bought  or sold  for the  Fund,  is to be  regarded  as  confidential  and for use  only by the  Sub-Adviser  in  connection  with its obligation to provide investment advice and other services to the Fund.

9.  Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other that: (i) it is registered  as an investment  adviser under the Advisers Act and is registered  or licensed as an  investment  adviser under the laws of all  jurisdictions  in which its  activities  require it to be so  registered  or  licensed;  and (ii) it will use its  reasonable  best efforts to maintain  each such  registration  or license in effect at all times  during the term  of  this  Agreement;  and  (iii)  it will  promptly  notify  the  other  if it  ceases  to be so  registered,  if its registration  is  suspended  for any reason,  or if it is notified by any  regulatory  organization  or court of  competent jurisdiction
that  it  should  show  cause  why  its  registration  should  not  be  suspended  or  terminated;  and  (iv)  it  is  duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents  that it has  adopted a  written  Code of  Ethics  in  compliance  with Rule
17j-1(b)  of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall not be  subject  to any other
Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager  further  represents  and  warrants to the  Sub-Adviser  that (i) the  appointment  of the  Sub-Adviser by the  Investment  Manager  has  been  duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection with the  transactions  contemplated  hereby,  and the  transactions  contemplated  hereby are, in conformity with the ICA, the Company's governing documents and other applicable laws.

10.  Liability.  In the  absence  of willful  misfeasance,  bad faith,  gross  negligence  or  reckless  disregard  for its obligations  hereunder,  the  Sub-Adviser  shall not be liable to the Company,  the Fund,  the Fund's  shareholders  or the
Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Company,  the  Fund,  the  Fund's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain  circumstances  on persons who act in good faith,  and  therefore,  nothing herein shall in any way  constitute a waiver or limitation  of any rights which the Company,  the Fund or the  Investment  Manager may have under applicable law.

11. Other  Activities of the  Sub-Adviser.  The Investment  Manager agrees that the  Sub-Adviser and any of its partners or employees,  and persons  affiliated with the  Sub-Adviser  or with any such  partner or employee,  may render  investment management  or advisory  services to other  investors  and  institutions,  and that such  investors  and  institutions  may own,  purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those
which  are  selected  for  purchase,   holding  or  sale  for  the  Fund.  The  Investment  Manager  further   acknowledges
that the  Sub-Adviser  shall be in all respects  free to take action with respect to  investments  in  securities  or other interests in property that are the same as,  similar to, or different  from those  selected for  purchase,  holding or sale for  the  Fund.  The  Investment  Manager  understands  that  the  Sub-Adviser  shall  not  favor  or  disfavor  any of the
Sub-Adviser's  clients  or  class  of  clients  in the  allocation  of  investment  opportunities,  so that  to the  extent practical,  such  opportunities  will be
allocated  among  the  Sub-Adviser's  clients  over a  period  of time  on a fair  and  equitable  basis.  Nothing  in this
Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell, or recommend for purchase or sale, for the
Fund  any  security   which  the   Sub-Adviser,   its   partners,   affiliates  or  employees  may  purchase  or  sell  for
the  Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own  accounts or for the account of any other client of the  Sub-Adviser,  advisory  or  otherwise,  or (ii)  to  abstain  from  the  purchase  or  sale  of any  security  for the
Sub-Adviser's  other  clients,  advisory  or  otherwise,  which the  Investment  Manager  has  placed on the list  provided pursuant  to paragraph 6(g) of this Agreement.

12.  Continuance  and  Termination.  This  Agreement  shall  remain  in full  force and  effect  for one year from the date hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities  of the  Fund.  Any  such  renewal  shall be  approved  by the  vote of a  majority  of the
Directors  who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the  purpose of voting on such  renewal.
This Agreement may be terminated  without  penalty at any time by the Investment  Manager or the  Sub-Adviser  upon 60 days written notice,  and will  automatically terminate  in the  event  of (i)  its  "assignment"  by  either  party  to  this
Agreement,  as such term is  defined in the ICA,  subject  to such  exemptions  as may be  granted  by the  Securities  and
Exchange   Commission  by  rule,   regulation  or  order,   or  (ii)  upon   termination  of  the   Management   Agreement,
provided  the Sub-Adviser has received prior written notice thereof.

13.  Notification.  The  Sub-Adviser  will  notify  the  Investment  Manager  within a  reasonable  time of any  change  in the  personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions  in  relation to the Fund (the
"Fund  Manager(s)")  or who  have  been  authorized  to give  instructions  to the  Custodian.  The  Sub-adviser  shall  be responsible  for reasonable  out-of-pocket costs and expenses  incurred by the  Investment  Manager,  the  Fund or the
Company  to amend or  supplement  the  Company's  prospectus  to  reflect  a change  in Fund  Manager(s)  or  otherwise  to comply with the ICA, the Securities  Act of 1933, as amended (the "1933 Act") or any other  applicable  statute,  law, rule or regulation,  as a result of such change;  provided,  however,  that the  Sub-Adviser  shall not be responsible  for such costs and expenses where the change in Fund  Manager(s)  reflects the termination of employment of the Fund Manager(s) with the  Sub-Adviser  and  its  affiliates  or is a  result  of a  request  by  the  Investment  Manager  or is  due  to  other circumstances  beyond the Sub-Adviser's control.

         Any  notice,  instruction  or  other  communication  required  or  contemplated  by  this  Agreement  shall  be in writing.  All such  communications  shall be addressed  to the  recipient  at the address set forth  below,  provided  that either party may, by notice,  designate a different  recipient  and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut  06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:                INVESCO Trust Company
                           7800 East Union Avenue
                           P.O. Box 173706
                           Denver, Colorado 80217-3706
                           Attention: Glen A. Payne, Esq.

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.  Indemnification.  The  Sub-Adviser  agrees to indemnify  and hold  harmless the  Investment  Manager,  any  affiliated person within the meaning of Section  2(a)(3)of the ICA  ("affiliated  person") of the Investment  Manager and each person, if
any  who,  within  the  meaning  of  Section  15  of  the  1933  Act,  controls   ("controlling   person")  the  Investment
Manager,  against any and all losses,  claims,  damages,  liabilities or litigation  (including  reasonable legal and other expenses),  to  which  the  Investment  Manager  or  such  affiliated  person  or  controlling  person  of  the  Investment
Manager  may  become  subject  under  the 1933  Act,  the ICA,  the  Advisers  Act,  under any  other  statute,  law,  rule or  regulation,  at  common  law  or  otherwise,  arising  out  of  the  Sub-Adviser's  responsibilities  hereunder  (1) to the extent of and as a result of the  willful  misconduct,  bad  faith,  or gross  negligence  by the  Sub-Adviser,  any of
the  Sub-Adviser's   employees  or   representatives   or  any  affiliate  of  or  any  person  acting  on  behalf  of  the
Sub-Adviser,  or (2) as a result of any untrue  statement  or alleged  untrue  statement  of a material  fact  contained in the  Registration  Statement,  including  any  amendment  thereof or any  supplement  thereto,  or the  omission or alleged omission to state  therein a material  fact  required to be
stated  therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with written information  furnished by the Sub-Adviser to the Investment Manager, the
Fund,  the  Company  or any  affiliated  person  of the  Investment  Manager,  the  Fund  or the  Company  or  upon  verbal information  confirmed by the Sub-Adviser in  writing,  or (3) to the extent  of,  and as a result of, the  failure of the
Sub-Adviser  to  execute,  or  cause  to  be  executed,   Fund  investment   transactions  according  to  the  requirements
of the ICA; provided,  however, that in no case is the Sub-Adviser's  indemnity in favor of the Investment Manager or any  affiliated  person or  controlling  person of the  Investment  Manager  deemed to  protect  such  person  against  any liability  to  which  any  such  person  would  otherwise  be  subject  by  reason  of  willful  misconduct,  bad  faith or gross  negligence  in the  performance  of its  duties  or by reason  of its  reckless  disregard  of its  obligations  and duties under this Agreement.

         The  Investment  Manager  agrees  to  indemnify  and hold  harmless  the  Sub-Adviser,  any  affiliated  person of the Sub-Adviser and each  controlling  person of the  Sub-Adviser,  if any,  against any and all losses,  claims,  damages,
liabilities  or  litigation  (including   reasonable  legal  and  other  expenses),   to  which  the  Sub-Adviser  or  such
affiliated  person or  controlling  person  of the  Sub-Adviser  may  become  subject  under  the 1933  Act,  the ICA,  the
Advisers  Act,  under  any other  statute,  law,  rule or  regulation,  at  common  law or  otherwise,  arising  out of the
Investment  Manager's  responsibilities  as  investment  manager  of the Fund (1) to the  extent  of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or  representatives  or any affiliate of or any person acting on behalf of the  Investment  Manager,  or (2) as a result of any  untrue  statement  or  alleged  untrue  statement  of  a  material  fact  contained  in  the  Registration  Statement, including  any  amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein  not  misleading,  if such a statement  or  omission  was made  other  than in  reliance  upon and in conformity  with  written  information  furnished  by  the  Sub-Adviser,  or  any  affiliated  person  of  the  Sub-Adviser or other than upon verbal  information  confirmed by the  Sub-Adviser  in writing;  provided,  however,  that in no case is the  Investment  Manager's  indemnity in favor of the  Sub-Adviser or any  affiliated  person or controlling  person of the
Sub-Adviser  deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject by
reason  of  willful  misconduct,  bad  faith or gross  negligence  in the  performance  of its  duties  or by reason of its
reckless   disregard  of  its   obligations   and  duties  under  this   Agreement.   It  is  agreed  that  the  Investment
Manager's
indemnification   obligations   under  this   Section  14  will  extend  to  expenses  and  costs   (including   reasonable
attorneys  fees)  incurred  by  the  Sub-Adviser  as  a  result  of  any  litigation  brought  by  the  Investment  Manager
alleging  the   Sub-Adviser's   failure  to  perform  its  obligations  and  duties  in  the  manner  required  under  this
Agreement  unless  judgment is rendered for the Investment Manager.

15.  Conflict of Laws. The  provisions of this  Agreement  shall be subject to all  applicable  statutes,  laws,  rules and
regulations,   including,   without  limitation,   the  applicable   provisions  of  the  ICA  and  rules  and  regulations
promulgated
thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter  shall  control.  The terms and  provisions  of this  Agreement  shall be  interpreted  and defined in a
manner  consistent  with  the  provisions  and  definitions  of the  ICA.  If any  provision  of this  Agreement  shall  be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.  Amendments,  Waivers,  etc.  Provisions of this  Agreement  may be changed,  waived,  discharged  or  terminated  only by an instrument in writing signed by the party against which enforcement of the change, waiver,  discharge or termination is sought.  This  Agreement  (including  Exhibit A hereto)  may be amended  at any time by  written  mutual  consent of the parties,  subject to the  requirements  of the ICA and rules and regulations promulgated and orders granted thereunder.

17.  Governing  State  Law.  This  Agreement  is  made  under,  and  shall  be  governed  by and  construed  in  accordance with,  the  laws  of the  State  of Connecticut.

18.   Severability.   Each  provision  of  this  Agreement  is  intended  to  be  severable.   If  any  provision  of  this
Agreement  is held to be  illegal or made  invalid by court  decision,  statute,  rule or  otherwise,  such  illegality  or invalidity  will not affect the validity or  enforceability  of the remainder of this Agreement.

The effective date of this agreement is September 28, 2002.

FOR THE INVESTMENT MANAGER:                          FOR THE SUB-ADVISER:

________________________________________             ____________________________________

Date:    ____________________________                         Date:   __________________________

Attest:  ____________________________                         Attest: __________________________

                                           American Skandia Advisor Funds, Inc.
                                             ASAF INVESCO Capital Income Fund
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A

         An  annual  rate  of  .35%  of the  average  daily  net  assets  of the Fund.